Exhibit 99.1

Patheon Commences Cash Tender Offer for Outstanding Senior Secured Notes

To be funded from recently announced refinancing in connection with acquisition of Banner Pharmacaps

TORONTO, November 26, 2012

Patheon Inc. (TSX: PTI) (the “Company”), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, announced today that it is commencing a cash tender offer for any and all of its outstanding 8.625% Senior Secured Notes due 2017 (CUSIP Numbers 70319W AA6 (Rule 144A) and C7197E AA2 (Regulation S)) (the “Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (as it may be amended or supplemented from time to time, the “Offer”), and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, collectively with the Offer, the “Offer Documents”). The Company intends to use the proceeds from the proposed new debt financing, announced on October 29, 2012, to fund the tender offer or redeem any and all Notes that remain outstanding after consummation of the tender offer and to repay all outstanding borrowings under the Company’s existing revolving credit facility and, together with proceeds from the rights offering announced on November 19, 2012 and available cash, to pay the purchase price for the proposed acquisition of Banner Pharmacaps from VION Holdings N.V., and to pay related fees and expenses associated with the transactions. Any remaining proceeds will be used for general corporate purposes.

The early tender deadline is 5 p.m., New York City time, on December 7, 2012 (such time and date, as it may be extended, the “Early Tender Deadline”), and the tender offer will expire at 12 midnight, New York City time, on December 21, 2012 (such time and date, as it may be extended, the “Expiration Time”), in each case, unless earlier terminated by the Company. Notes tendered may be withdrawn at any time at or before 5 p.m., New York City time, on December 7, 2012 (such time and date, as it may be extended, the “Withdrawal Deadline”) but not thereafter, except as required by law. The Company may extend the Early Tender Deadline without extending the Withdrawal Deadline.

The total consideration for each $1,000 principal amount of Notes validly tendered at or before the Early Tender Deadline and purchased pursuant to the tender offer will be $1,085.07, which includes a payment of $50 per $1,000 principal amount of Notes payable only in respect of Notes tendered at or before the Early Tender Deadline (the “Early Tender Payment”). Holders validly tendering Notes after the Early Tender Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $1,035.07 per $1,000 principal amount of Notes, namely an amount equal to the total consideration less the Early Tender Payment. In addition, holders whose Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for the Notes. Tenders of Notes will be accepted only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.

The Company has reserved the right, at any time following the Early Tender Deadline but prior to the Expiration Time, to accept for purchase all Notes validly tendered and not validly withdrawn. If the Company elects to exercise this option, the Company will pay the total consideration or tender offer consideration, as the case may be, for the Notes accepted for purchase promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Initial Payment Date”).

Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, promptly after the Expiration Time, accept for purchase all Notes validly tendered at or before the Expiration Time (and not validly withdrawn at or before the Withdrawal Deadline) (or if the Company has exercised its early purchase option as described above, all Notes validly tendered after the Initial Payment Date and at or before the Expiration Time). The Company will pay the total consideration or tender offer consideration, as the case may be, for such Notes (the date of such payment being referred to as the “Final Payment Date”).

The Company’s obligation to consummate the tender offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer, including, among others, (i) the Company having completed financing transactions in an amount and on terms satisfactory to it, in its sole discretion and (ii) the general conditions described in the Offer having been satisfied.

The tender agent and information agent for the tender offer is D.F. King & Co., Inc. The exclusive dealer manager for the tender offer is Morgan Stanley & Co. LLC ((800) 624-1808 (toll-free) and (212) 761-1057 (collect)).

The Offer Documents will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the Offer Documents may call the information agent, D.F. King & Co., Inc., toll-free at (800) 967-4607.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offer is being made only pursuant to the Offer Documents that the Company will be distributing to holders of the Notes promptly. Holders of the Notes and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer. None of the Company, the dealer manager, the tender agent, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the proposed new financing.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of nine manufacturing facilities and nine development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world. For more information visit www.Patheon.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect the Company’s expectations regarding its proposed tender offer. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect the Company’s current assumptions based upon information currently available to it and based upon what it believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. The company’s current material assumptions include assumptions related to the timing and completion of the proposed acquisition of Sobel USA Inc. and Banner Pharmacaps Europe B.V. (collectively referred to as “Banner Pharmacaps”), the related equity and debt financings, and the tender offer. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to the Company’s ability to complete the proposed acquisition of Banner Pharmacaps and the related equity and debt financings. For additional information regarding risks and uncertainties that could affect the Company’s business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand the Company’s expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

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SOURCE Patheon Inc.

Contact:

Jennifer Almond

Senior Communications Specialist

(919) 226-3200

investorrelations@patheon.com

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